Exhibit 10.58

Baltimore, Maryland	$6,500,000.00

May 30, 2006

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned AVATECH SOLUTIONS, INC., a Delaware corporation, and AVATECH SOLUTIONS SUBSIDIARY, INC., a Delaware corporation, jointly and severally (collectively, “BORROWERS”), jointly and severally promise to pay to the order of MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY (the “LENDER”), 2 Hopkins Plaza, 21ST Floor, Baltimore, Maryland 21201, or at such other places as the holder of this Promissory Note may from time to time designate, the principal sum of Six Million Five Hundred Thousand Dollars ($6,500,000.00), together with interest thereon at the rate or rates hereafter specified until paid in full and any and all other sums which may be owing to the holder of this Promissory Note by the BORROWERS pursuant to this Promissory Note. This Promissory Note evidences the “BRIDGE LOAN,” as such term is defined in the Loan And Security Agreement (“AGREEMENT”) dated January 27, 2006, as modified by the Modification Agreement of even date herewith, between the BORROWERS and the LENDER. The following terms shall apply to this Promissory Note.

1. Interest Rate. Interest shall accrue on the unpaid principal balance of this Promissory Note until paid in full at the annual fluctuating rate of interest which shall equal the rate obtained by adding two percent (2%) to the “PRIME RATE,” in effect from time to time. As used herein, term “PRIME RATE” means the rate of interest announced from time to time by the LENDER, in its sole discretion, as its prime lending rate of interest, it being understood that such announced rate bears no inference, implication, representation, or warranty that such announced rate is charged to any particular customer or customers of the LENDER. The LENDERS prime lending rate of interest is but one of several interest rate bases used by the LENDER. Changes in the applicable interest rate shall be made as of, and immediately upon, the occurrence of changes in the LENDERS prime rate.

2. Calculation Of Interest. Interest shall be calculated on the basis of a three hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid balance hereunder.

3. Repayment. A payment of accrued and unpaid interest only shall be made by the BORROWERS to the holder of this Promissory Note on the first calendar day of each month, beginning on July 1, 2006, until August 30, 2006, which date is the final and absolute maturity date of this Promissory Note, at which time all sums due hereunder, including principal, interest, charges and fees, shall be paid in full.

4. Late Payment Charge. If any payment due hereunder, including any final installment, is not received by the holder within fifteen (15) calendar days after its due date, the BORROWERS shall pay a late payment charge equal to five percent (5%) of the amount then due. The late payment charge shall be due whether or not the holder declares this Promissory Note in default or accelerates and demands immediate payment of the sums due hereunder. The existence of the right by the holder to receive a late payment charge shall not constitute a grace period or provide any right in the BORROWERS to make a payment other than on its due date.

5. Application Of Payments. All payments made hereunder shall be applied first to late payment charges or other sums owed to the holder, next to accrued interest, and then to principal, or in such other order or proportion as the holder, in the holders sole discretion, may elect from time to time.

6. Prepayment. The BORROWERS may prepay this Promissory Note in whole or in part at any time without premium or additional interest. All prepayments made upon the unpaid principal balance of this Promissory Note shall be applied to the unpaid principal balance in the inverse order of scheduled maturities.

7. Rights Upon Occurrence Of An Event Of Default. Upon the occurrence of an “EVENT OF DEFAULT,” as such term is defined in the AGREEMENT, the holder of this Promissory Note shall have the following rights in addition to such other rights and remedies as are authorized by the AGREEMENT or otherwise available to the holder under applicable laws:

7.2. Acceleration. The holder of this Promissory Note, in the holders sole discretion and without notice or demand, may accelerate and declare due and immediately owing the entire unpaid principal balance plus accrued interest and all other sums payable to the holder hereunder. Reference is made to the LOAN DOCUMENTS for further and additional rights on the part of the holder to declare the entire unpaid principal balance plus accrued interest and all other sums due hereunder immediately due and payable.

7.3. Default Interest Rate. The holder of this Promissory Note, in the holders sole discretion and without notice or demand, may raise the rate of interest accruing on the unpaid principal balance by four (4) percentage points above the rate of interest otherwise applicable, independent of whether the holder elects to accelerate the unpaid principal balance as a result of such default, unless prior to the imposition of the default rate of interest, the BORROWERS cure such event to the satisfaction of the holder hereof. If the default rate of interest is imposed by the holder, the default rate shall remain in effect, until the EVENT OF DEFAULT authorizing the increase in the interest rate is cured to the holders satisfaction and the holder in writing agrees to reinstate the regular interest rate. Any individual waiver of the holders right to impose the default rate of interest or to retain the default rate of interest after imposition thereof shall not be considered a waiver of this section or any future right of the holder to impose the default rate of interest pursuant to this Section.

7.4. Confession Of Judgment. Each of the BORROWERS authorizes any attorney admitted to practice before any court of record in the United States to appear on its behalf in any court in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to confess judgment against the BORROWERS in favor of the holder of this Promissory Note in the full amount due on this Promissory Note (including principal, accrued interest and any and all charges, fees and costs) plus attorneys fees equal to fifteen percent (15%) of the amount due, plus court costs, all without prior notice or opportunity of the BORROWERS for prior hearing. Each of the BORROWERS agrees and consents that venue and jurisdiction shall be proper in the Circuit Court of any County of the State of Maryland or of Baltimore City, Maryland, or in the United States District Court for the District of Maryland. Each of the BORROWERS waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon it any right or privilege of exemption, homestead rights, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against the BORROWERS shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as the holder shall deem necessary, convenient, or proper. In the event that the holder receives, as a result of execution on a judgment confessed hereunder, attorney’s fees which exceed the actual legal fees incurred by the holder in connection with the unpaid balance due to the holder pursuant to this Promissory Note, then, upon full and final payment of all other sums due and owing to the holder pursuant to this Promissory Note and payment of the actual attorneys’ fees incurred by the holder, the holder shall remit such excess amount of attorneys’ fees to the BORROWERS.

8. Interest Rate After Judgment. If judgment is entered against either of the BORROWERS on this Promissory Note, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of the maximum interest rate imposed upon judgments by applicable law or the above described default interest rate, to be determined on the date of the entry of the judgment.

9. Expenses Of Collection And Attorneys Fees. Should this Promissory Note be referred to an attorney for collection, whether or not judgment is confessed or suit is filed, the BORROWERS shall pay all of the holders costs, fees and expenses, including attorneys fees, resulting from such referral.

10. Waiver Of Defenses. In the event any one or more holders of this Promissory Note transfer this Promissory Note for value, each of the BORROWERS agrees that, except as otherwise provided herein, all subsequent holders of this Promissory Note who take for value and without actual knowledge of a claim or defense of either of the BORROWERS against a prior holder shall not be subject to any claims or defenses which either of the BORROWERS may have against a prior holder, all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all rights of a holder in due course with respect to the BORROWERS even though the subsequent holder may not qualify, under applicable law, absent this section, as a holder in due course. The BORROWERS shall retain all rights and claims which the BORROWERS may have against prior holders despite any such transfers and the waiver of defenses provided in this section as to subsequent holders. Notwithstanding the foregoing, nothing herein shall represent the waiver by the BORROWERS of any defense based upon any payment hereof made to any former holder hereof prior to the BORROWERS having been notified of the transfer of this Promissory Note to any subsequent holder.

11. Waiver Of Protest. Each of the BORROWERS, and all parties to this Promissory Note, whether maker, indorser, or guarantor, waive presentment, notice of dishonor and protest.

12. Extensions Of Maturity. All parties to this Promissory Note, whether maker, indorser, or guarantor, agree that the maturity of this Promissory Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

13. Manner And Method Of Payment. All payments called for in this Promissory Note shall be made in lawful money of the United States of America. If made by check, draft, or other payment instrument, such check, draft, or other payment instrument shall represent immediately available funds. In the holders discretion, any payment made by a check, draft, or other payment instrument shall not be considered to have been made until such time as the funds represented thereby have been collected by the holder. Should any payment date fall on a non-banking day, the BORROWERS shall make the payment on the next succeeding banking day.

14. Notices. Any notice or demand required or permitted by or in connection with this Promissory Note shall be given in the manner specified in the AGREEMENT for the giving of notices under the AGREEMENT. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by any of the BORROWERS shall be considered to be effective upon the receipt thereof by such BORROWER regardless of the procedure or method utilized to accomplish delivery thereof to the BORROWERS.

15. Assignability. This Promissory Note may be assigned by the LENDER or any holder to the extent permitted by the stated terms of the AGREEMENT.

16. Binding Nature. This Promissory Note shall inure to the benefit of and be enforceable by the LENDER and the LENDERS successors and assigns and any other person to whom the LENDER or any holder may grant an interest in the BORROWERS obligations hereunder, and shall be binding and enforceable against each of the BORROWERS and its respective successors and assigns.

17. Invalidity Of Any Part. If any provision or part of any provision of this Promissory Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Promissory Note and this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

18. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Promissory Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this

Promissory Note and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Promissory Note or which occurred or were to occur as a direct or indirect result of this Promissory Note having been executed.

19. Consent To Jurisdiction; Agreement As To Venue. Each of the BORROWERS irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. Each of the BORROWERS agrees that venue shall be proper in any circuit court of the State of Maryland selected by the LENDER or in the United States District Court for the District of Maryland if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

20. Unconditional Obligations. The BORROWERS obligations under this Promissory Note shall be the joint and several, absolute and unconditional duty and obligation of the BORROWERS and shall be independent of any rights of set-off, recoupment or counterclaim which either of the BORROWERS might otherwise have against the holder of this Promissory Note. The BORROWERS, jointly and severally, shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions and without abatement, diminution or set-off.

21. Seal And Effective Date. This Promissory Note is an instrument executed under seal and is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution and delivery.

22. Tense; Gender; Defined Terms; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are entirely capitalized throughout. The section headings are for convenience only and are not part of this Promissory Note.

23. Actions Against Holder. Any action brought by either of the BORROWERS against the holder of this Promissory Note which is based, directly or indirectly, on this Promissory Note or any matter in or related to this Promissory Note, including but not limited to the making of the loan evidenced hereby or the administration or collection thereof, shall be brought only in the courts of the State of Maryland. Each of the BORROWERS agrees that any forum other than the State of Maryland is an inconvenient forum and that a suit brought by either of the BORROWERS against the holder of this Promissory Note in a court of any state other than the State of Maryland should be forthwith dismissed or transferred to a court located in the State of Maryland by that Court.

24. Waiver Of Jury Trial. Each of the BORROWERS (by execution of this Promissory Note) and the holder of this Promissory Note (by acceptance of this Promissory Note) agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against either of the BORROWERS or the holder of this Promissory Note, or any successor or assign of either of the BORROWERS or the holder of this Promissory Note, on or with respect to this Promissory Note or any of the other LOAN DOCUMENTS, or which in any way relates, directly or indirectly, to the obligations of either of the BORROWERS to the holder of this Promissory Note under this Promissory Note or any of the other LOAN DOCUMENTS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH OF THE BORROWERS AND THE HOLDER OF THIS PROMISSORY NOTE HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

IN WITNESS WHEREOF, each of the BORROWERS has duly executed this Promissory Note under seal as of the date first above written.

WITNESS/ATTEST:	BORROWERS:

AVATECH SOLUTIONS, INC.,
A Delaware Corporation

	By:	/s/ Lawrence Rychlak	(SEAL)
	Name:	Lawrence Rychlak
	Title:	CFO

AVATECH SOLUTIONS SUBSIDIARY, INC.,
A Delaware Corporation

	By:	Lawrence Rychlak	(SEAL)
	Name:	Lawrence Rychlak
	Title:	CFO

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